[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10) because it is both not material and the type of information that the registrant treats as private or confidential.

PROPERTY PER RISK EXCESS OF LOSS REINSURANCE CONTRACT
issued to
LEMONADE INSURANCE COMPANY
New York, New York
and
METROMILE INSURANCE COMPANY
Wilmington, Delaware

PROPERTY PER RISK EXCESS OF LOSS REINSURANCE CONTRACT

(the “Contract”)
issued to
LEMONADE INSURANCE COMPANY
New York, New York
and
METROMILE INSURANCE COMPANY
Wilmington, Delaware

(collectively, the “Company”)
by
THE SUBSCRIBING REINSURER(S) IDENTIFIED
IN THE INTERESTS AND LIABILITIES AGREEMENT(S)
ATTACHED TO AND FORMING PART OF THIS CONTRACT
(the “Reinsurer”)
A.    This Contract shall extend to cover all insurance companies that, subject to the non-disapproval of the Superintendent of the New York Department of Financial Services, may hereafter become affiliated with the Company to the extent and under the same conditions and limitations as would be provided by this Contract if such affiliated companies were made a party under this Contract, provided that notice be given to the Reinsurer of any such companies that may hereafter become affiliated with the Company as soon as practicable, with full particulars as to how such affiliation is likely to affect this Contract. In the event of either party maintaining that such affiliation calls for alteration in existing terms, and an agreement not being arrived at, then the business of such affiliated company is covered only for a period of forty-five days after notice by either party that they do not wish the company so affiliated to be covered.
B.    Balances payable or recoverable by the Reinsurer or individually named reinsured company shall not serve to offset any balances payable or recoverable to or from any other individually named reinsured company party to this Contract. Reports and remittances made to the Reinsurer in accordance with the provisions of this Contract are to be in sufficient detail to identify both the Reinsurer’s loss obligations due each individually named reinsured company and each individually named reinsured company’s premium remittance under the report.
C.    Any limits, retentions and premiums due hereunder may be treated as applying to each individually named reinsured company in accordance with the allocation agreement between those companies.

ARTICLE 1
BUSINESS COVERED
This Contract is to indemnify the Company in respect of the liability that may accrue to the Company as a result of loss or losses under all Policies in force at the inception of this Contract, or written or renewed by the Company during the term of this Contract and classified by the Company as Property business, as well as Third Party Property Damage for Renters’, Condo and Co-op business, subject to the terms and conditions herein contained.
ARTICLE 2
RETENTION AND LIMIT
A.    The Reinsurer shall be liable in respect of each loss, each risk, for the Ultimate Net Loss over and above an initial Ultimate Net Loss of $750,000 each loss, each risk, subject to a limit of liability to the Reinsurer of $2,250,000 each loss, each risk, and further subject to a limit of liability to the Reinsurer of $9,000,000 each Loss Occurrence.
B.    Notwithstanding the above, the Reinsurer shall be subject to a limit of liability of $20,250,000 in the aggregate for all losses occurring during the term of this Contract.
ARTICLE 3
TERM
A.    This Contract shall take effect at 12:01 a.m., Standard Time, July 1, 2025, and shall remain in effect until 12:01 a.m., Standard Time, July 1, 2026, applying to losses occurring during the term of this Contract. “Standard Time” shall be as defined in the Company’s Policies.
B.    The Reinsurer shall have no liability for losses occurring after expiration of this Contract.
C.    However, at the Company’s option, the Reinsurer shall remain liable hereunder in respect of Policies in force at expiration, until the earlier of the expiration or next renewal of such Policies. In such event, the Company shall pay to the Reinsurer an additional premium equal to the rate set forth in the Premium Article, multiplied by the Gross Net Earned Premium Income during the run-off period, payable within 45 days after the end of each quarter.
D.    In the event this Contract expires on a run-off basis, the Reinsurer’s liability hereunder shall continue if the Company is required by statute or regulation to continue coverage, until the earliest date on which the Company may cancel the Policy.
ARTICLE 4
SPECIAL TERMINATION
A.    The Company may terminate a Subscribing Reinsurer’s percentage share in this Contract at any time by giving written notice to the Subscribing Reinsurer in the event of any of the following circumstances:

1.    The Subscribing Reinsurer ceases underwriting operations.
2.    A state insurance department or other legal authority orders the Subscribing Reinsurer to cease writing business, or the Subscribing Reinsurer is placed under regulatory supervision.
3.    The Subscribing Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there have been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations.
4.    The Subscribing Reinsurer’s policyholders’ surplus (or the equivalent under the Subscribing Reinsurer’s accounting system) as reported in such financial statements of the Subscribing Reinsurer as designated by the Company, has been reduced by 20% of the amount thereof at any date during the prior 12-month period (including the period prior to the inception of this Contract).
5.    The Subscribing Reinsurer has merged with or has become acquired or controlled by any company, corporation, or individual(s) not controlling the Subscribing Reinsurer’s operations at the inception of this Contract.
6.    The Subscribing Reinsurer has retroceded its entire liability under this Contract without the Company’s prior written consent, except for retrocessions to members of the Subscribing Reinsurer’s holding company group.
7.    The Subscribing Reinsurer has been assigned an A.M. Best’s rating of less than “A-” and/or an S&P rating of less than “BBB+.” However, as respects Underwriting Members of Lloyd’s, London, a Lloyd’s Market Rating of less than “A-” by A.M. Best and/or less than “BBB+” by S&P shall apply.
8.    The Subscribing Reinsurer has transferred or delegated its claims-paying authority, as respects business subject to this Contract, to an unaffiliated entity; however, agreement by a Lloyd’s syndicate to follow claim settlement procedures under the Lloyd’s Claims Scheme (Combined) shall not constitute a transfer or delegation of its claims-paying authority for purposes of this subparagraph.
9.    The Subscribing Reinsurer engages in the process of Scheme of Arrangement or similar procedure related to this Contract, including but not limited to an insurance business transfer scheme pursuant to Part VII of the Financial Services and Markets Act 2000 (U.K.), as may be amended from time to time.
10.    The Subscribing Reinsurer in any other way has assigned its interests or delegated its obligations under this Contract to an unaffiliated entity.
11.    The Subscribing Reinsurer has failed to post or maintain required collateral to secure its obligations as required under this Contract, and has not cured such deficiency within 30 days following written notice thereof from the Company.

12.    There is a severance or obstruction of free and unfettered communication and/or normal commercial and/or financial intercourse between the country in which the Company is incorporated and the country in which the Subscribing Reinsurer is incorporated or has its principal office, as a result of war, currency regulation, or any circumstance arising out of political, financial or economic emergency.
13.    The Subscribing Reinsurer resides or is incorporated in countries where any regulation, whether by decree or otherwise, be enforced by the government which shall restrict or prohibit its performance of any or all of its obligations under this Contract or any contract in consideration of which this Contract has been completed.
B.    Termination shall be effected on a cut-off or run-off basis at the option of the Company as outlined in the Term Article. The reinsurance premium due the Subscribing Reinsurer hereunder (including any minimum reinsurance premium) shall be prorated based on the period of the Subscribing Reinsurer’s participation hereon, and the Subscribing Reinsurer shall immediately return any excess reinsurance premium received. Reinstatement premium, if any, shall be calculated based on the Subscribing Reinsurer’s reinsurance premium earned during the period of the Subscribing Reinsurer’s participation hereon.
C.    Additionally, in the event of any of the circumstances listed in paragraph A of this Article, the Company shall have the option to commute the Subscribing Reinsurer’s liability for losses on Policies covered by this Contract. In the event the Company and the Subscribing Reinsurer cannot agree on the commutation amount, they shall appoint an actuary and/or appraiser to assess such amount and shall share equally any expense of the actuary and/or appraiser. If the Company and the Subscribing Reinsurer cannot agree on an actuary and/or appraiser, the Company and the Subscribing Reinsurer each shall nominate three individuals, of whom the other shall decline two, and the final appointment shall be made by drawing lots. Payment by the Subscribing Reinsurer of the amount of liability ascertained shall constitute a complete and final release of both parties in respect of liability arising from the Subscribing Reinsurer’s participation under this Contract.
D.    The Company’s option to require commutation under paragraph C above shall survive the termination or expiration of this Contract.
ARTICLE 5
TERRITORY
This Contract applies to losses arising out of Policies written in the United States of America, its territories and possessions, wherever occurring.
ARTICLE 6
SANCTION LIMITATION CLAUSE
No Reinsurer shall be deemed to provide cover and no Reinsurer shall be liable to pay any claim or provide any benefit hereunder to the extent that the provision of such cover, payment of such claim or provision of such benefit would expose that Reinsurer to any sanction, prohibition or restriction under United Nations’ resolutions or the trade or economic sanctions, laws or regulations of the European Union, United Kingdom or United States of America.
ARTICLE 7
EXCLUSIONS
This Contract shall not apply to and specifically excludes:
A.    Losses excluded by the attached:
1.    Nuclear Incident Exclusion Clause – Physical Damage – Reinsurance – U.S.A.
2.    Nuclear Incident Exclusion Clause – Liability – Reinsurance – U.S.A.
3.    Nuclear Energy Risks Exclusion Clause (Reinsurance) (1994) (Worldwide Excluding U.S.A. and Canada).
B.    Liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any Insolvency Fund. “Insolvency Fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, that provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, that has been declared by any competent authority to be insolvent, or that is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.
C.    Loss or liability excluded by the attached Pools, Associations & Syndicates Exclusion Clause.
D.    Any loss resulting from an “Act of Terrorism,” as defined herein, when the loss directly or indirectly involves a release of biological, chemical, radiological or nuclear materials.
E.    Any loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority, but not excluding loss or damage which would be covered under a standard Policy form containing a standard war exclusion clause.
F.    Financial Guarantee and Insolvency.
G.    All treaty reinsurance assumed by the Company.
H.    Loss resulting from pollution, to the extent excluded under the Company’s Policy involved in the loss.
I.    The perils of flood and earthquake when written on a stand-alone basis.
J.    Loss or liability in any way or to any extent arising out of the actual, alleged or threatened presence of fungi, including, but not limited to, mold, mildew, mycotoxins, microbial volatile organic compounds or other “microbial contamination.” This includes:

1.    Any supervision, instruction, recommendations, warnings or advice given or which should have been given in connection with the above; and
2.    Any obligation to share damages with or repay someone else who must pay damages because of such injury or damage.
For purposes of this exclusion, “microbial contamination” means any contamination, either airborne or surface, which arises out of or is related to the presence of fungi, mold, mildew, mycotoxins, microbial volatile organic compounds or spores, including, without limitation, Penicillium, Aspergillus, Fursarium, Aspergillis Flavus and Stachybotrys chartarum.
Losses resulting from the above causes are excluded hereunder unless arising out of one or more of the following perils, in which case this exclusion does not apply:
Fire, lightning, explosion, aircraft or vehicle impact, escape of water from appliances, falling objects, windstorm, hail, tornado, cyclone, hurricane, earthquake, volcano, flood, freeze or weight of snow.
K.    Aviation.
L.    Fidelity and Surety.
M.    Credit insurance.
N.    Title insurance.
O.    Any policy or policy endorsement written by the Company that is 100% reinsured to another company.
P.    Loss or liability excluded by the attached Communicable Disease Exclusion (Property Treaty Reinsurance).
Q.    Loss or liability excluded by the attached Cyber Loss Limited Exclusion Clause (Property Treaty Reinsurance) No. 1.
ARTICLE 8
SPECIAL ACCEPTANCE
Business that is not within the scope of this Contract may be submitted to Hannover Rück SE, Swiss Reinsurance America Corporation, and Lloyd’s Underwriter Syndicate No. 2791 MAP (the “Lead Reinsurers”) for special acceptance hereunder, and such business, if accepted by the Lead Reinsurers shall be covered hereunder, subject to the terms and conditions of this Contract, except as modified by the special acceptance. Any special acceptance agreed to by the Lead Reinsurers shall be binding on all Subscribing Reinsurers hereon. The Lead Reinsurers shall be deemed to have accepted a risk, if it has not responded within three business days after receiving the underwriting information on such risk. Any renewal of a special acceptance agreed to for a predecessor contract to this Contract shall automatically be covered hereunder.

ARTICLE 9
PREMIUM
[***]
ARTICLE 10
REPORTS AND REMITTANCES
In accordance with the Premium Article and the Notice of Loss and Loss Settlements Article, the Company shall provide to the Reinsurer a report of premiums and losses, and payment of losses, no less frequently than on a quarterly basis, unless there is no activity during that period. The report should be provided within 45 days from the end of each quarter. Remittances should be settled within 15 days upon receipt of the report.
ARTICLE 11
DEFINITIONS
A.    The Company shall be the sole judge of what constitutes “one risk” for purposes of this Contract. It is understood and agreed that as respects HO-4 and HO-6 Policies the Company may combine the total insured values of all insured at a single location as “one risk”.
B.    1.    “Ultimate Net Loss” means the actual loss paid by the Company or which the Company becomes liable to pay, such loss to include Loss Adjustment Expense, 90% of any Extra Contractual Obligation and 90% of any Loss in Excess of Policy Limits as defined in the Extra Contractual Obligations/Excess of Policy Limits Article. For the avoidance of doubt, the “Ultimate Net Loss” shall include loss arising from the Third Party Property Damage coverage provided under the HO-4 and HO-6 Policies consistent with the definition of “one risk” as outlined in under paragraph A above.
2.    Salvages and all recoveries (including amounts due from all reinsurances that inure to the benefit of this Contract, whether recovered or not), shall be first deducted from such loss to arrive at the amount of liability attaching hereunder.
3.    All salvages, recoveries or payments recovered or received subsequent to loss settlement hereunder shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto.
4.    Notwithstanding the above, Loss Adjustment Expense incurred in obtaining salvages or recoveries, or in the reduction or reversal of any award or judgment, shall be apportioned between the Company and the Reinsurer in the proportion that each benefits from such salvage, recovery, reduction or reversal. However, if such expense exceeds the amount recovered, the expense shall be included in Ultimate Net Loss.

5.    The Company shall be deemed to be “liable to pay” a loss when a judgment has been rendered that the Company does not plan to appeal, and/or the Company has obtained a release, and/or the Company has accepted a proof of loss.
6.    Nothing in this clause shall be construed to mean that losses are not recoverable hereunder until the Company’s “Ultimate Net Loss” has been ascertained.
C.    “Loss Adjustment Expense” means costs and expenses incurred by the Company in connection with the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim or loss, or alleged loss, including but not limited to:
1.    court costs;
2.    costs of supersedeas and appeal bonds;
3.    monitoring counsel expenses;
4.    legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto, including but not limited to declaratory judgment actions;
5.    post-judgment interest;
6.    pre-judgment interest, unless included as part of an award or judgment;
7.    a pro rata share of salaries and expenses of Company employees, calculated in accordance with the time occupied in adjusting such loss, and expenses of other Company employees who have been temporarily diverted from their normal and customary duties and assigned to the adjustment of losses covered by this Contract; and
8.    subrogation, salvage and recovery expenses.
“Loss Adjustment Expense” does not include salaries and expenses of the Company’s employees, except as provided in subparagraph (7) above, and office and other overhead expenses.
D.    “Policy” means any binder, policy, or contract of insurance or reinsurance issued, accepted or held covered provisionally or otherwise, by or on behalf of the Company.
E.    “Act(s) of Terrorism” shall be defined as in the Company’s original Policies or, if not defined therein, shall mean: the use of force or violence and/or the threat thereof committed for political, religious, or ideological purposes and with the intention to influence any government and/or to put the public, or any section of the public, in fear.
F.    “Gross Net Earned Premium Income” means gross earned premium of the Company for the classes of business reinsured hereunder, less the earned portion of premiums ceded by the Company for reinsurance that inures to the benefit of this Contract.
G.    1.    “Loss Occurrence” [***]

ARTICLE 12
EXTRA CONTRACTUAL OBLIGATIONS/EXCESS OF POLICY LIMITS
A.    This Contract shall cover Extra Contractual Obligations, as provided in the definition of Ultimate Net Loss. “Extra Contractual Obligations” shall be defined as those liabilities not covered under any other provision of this Contract and that arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.
B.    This Contract shall cover Loss in Excess of Policy Limits, as provided in the definition of Ultimate Net Loss. “Loss in Excess of Policy Limits” shall be defined as Loss in excess of the Policy limit, having been incurred because of, but not limited to, failure by the Company to settle within the Policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.
C.    An Extra Contractual Obligation and/or Loss in Excess of Policy Limits shall be deemed to have occurred on the same date as the loss covered under the Company’s Policy, and shall constitute part of the original loss.
D.    For the purposes of the Loss in Excess of Policy Limits coverage hereunder, the word “Loss” shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original Policy.
E.    Loss Adjustment Expense in respect of Extra Contractual Obligations and/or Loss in Excess of Policy Limits shall be covered hereunder in the same manner as other Loss Adjustment Expense.
F.    However, this Article shall not apply where the loss has been incurred due to final legal adjudication of fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.
G.    In no event shall coverage be provided to the extent not permitted under New York State law.
ARTICLE 13
NET RETAINED LIABILITY
A.    This Contract applies only to that portion of any loss that the Company retains net for its own account (prior to deduction of any reinsurance that inures solely to the benefit of the Company).

B.    The amount of the Reinsurer’s liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts that may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.
ARTICLE 14
ORIGINAL CONDITIONS
All reinsurance under this Contract shall be subject to the same terms, conditions, waivers and interpretations, and to the same modifications and alterations as the respective Policies of the Company. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract.
ARTICLE 15
NO THIRD PARTY RIGHTS
This Contract is solely between the Company and the Reinsurer, and in no instance shall any insured, claimant or other third party have any rights under this Contract except as may be expressly provided otherwise herein.
ARTICLE 16
NOTICE OF LOSS AND LOSS SETTLEMENTS
A.    The Company shall advise the Reinsurer promptly of all losses that, in the opinion of the Company based upon its reasonable knowledge, may result in a claim hereunder and of all subsequent developments thereto that may materially affect the position of the Reinsurer.
B.    The Company alone and at its full discretion shall adjust, settle or compromise all claims and losses.
C.    As respects losses subject to this Contract, all loss settlements made by the Company, whether under strict Policy terms or by way of compromise, and any Extra Contractual Obligations and/or Loss in Excess of Policy Limits, shall be binding upon the Reinsurer, and the Reinsurer agrees to pay or allow, as the case may be, its share of each such settlement immediately upon receipt of proof of loss.
ARTICLE 17
OFFSET
Each party hereto shall have, and may exercise at any time and from time to time, the right to offset any and all balances due from a party to the other arising under this Contract. In the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with the provisions of any applicable law governing offset entitlement.

ARTICLE 18
CURRENCY
A.    Where the word “Dollars” and/or the sign “$” appear in this Contract, they shall mean United States Dollars, and all payments hereunder shall be in United States Dollars.
B.    For purposes of this Contract, where the Company receives premiums or pays losses in currencies other than United States Dollars, such premiums or losses shall be converted into United States Dollars at the actual rates of exchange at which these premiums or losses are entered in the Company’s books.
ARTICLE 19
UNAUTHORIZED REINSURANCE
A.    This Article applies:
1.    only to the extent a Subscribing Reinsurer does not qualify for credit with any insurance regulatory authority having jurisdiction over the Company’s reserves, or
2.    to a Subscribing Reinsurer qualified as a reciprocal jurisdiction reinsurer with any such insurance regulatory authority in the event such Subscribing Reinsurer resists enforcement of a final judgment that is enforceable under the law of the jurisdiction in which it was obtained or a properly enforceable arbitration award, whether obtained by the Company or by its legal successor on behalf of its resolution estate, in which case such Subscribing Reinsurer shall fund 100% of its share of the Reinsurer’s Obligations as hereinafter provided.
B.    The Company agrees, in respect of its Policies or bonds falling within the scope of this Contract, that when it files with its insurance regulatory authority, or sets up on its books liabilities as required by law, it shall forward to the Reinsurer a statement showing the proportion of such liabilities applicable to the Reinsurer. The “Reinsurer’s Obligations” shall be defined as follows:
1.    unearned premium (if applicable);
2.    known outstanding losses that have been reported to the Reinsurer and Loss Adjustment Expense relating thereto;
3.    losses and Loss Adjustment Expense paid by the Company but not recovered from the Reinsurer;
4.    losses incurred but not reported and Loss Adjustment Expense relating thereto;
5.    all other amounts for which the Company cannot take credit on its financial statements unless funding is provided by the Reinsurer.
C.    The Reinsurer’s Obligations shall be funded by funds withheld, cash advances, Trust Agreement or a Letter of Credit (LOC). The Reinsurer shall have the option of determining the method of funding provided it is acceptable to the Company and insurance regulatory authorities having jurisdiction over the Company’s reserves.
D.    When funding by Trust Agreement, the Reinsurer shall ensure that the Trust Agreement complies with the provisions of the “Trust Agreement Requirements Clause” attached hereto. When funding by an LOC, the Reinsurer agrees to apply for and secure timely delivery to the Company of a clean, irrevocable and unconditional LOC issued by a bank and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves in an amount equal to the Reinsurer’s Obligations. Such LOC shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless 30 days (or such other time period as may be required by insurance regulatory authorities), prior to any expiration date the issuing bank shall notify the Company by certified or registered mail that the issuing bank elects not to consider the LOC extended for any additional period.
E.    The Reinsurer and the Company agree that any funding provided by the Reinsurer pursuant to the provisions of this Contract may be drawn upon at any time, notwithstanding any other provision of this Contract, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company, for the following purposes, unless otherwise provided for in a separate Trust Agreement:
1.    to reimburse the Company for the Reinsurer’s Obligations, the payment of which is due under the terms of this Contract and that has not been otherwise paid;
2.    to make refund of any sum that is in excess of the actual amount required to pay the Reinsurer’s Obligations under this Contract (or in excess of 102% of the Reinsurer’s Obligations, if funding is provided by a Trust Agreement);
3.    to fund an account with the Company for the Reinsurer’s Obligations. Such cash deposit shall be held in an interest bearing account separate from the Company’s other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer. Any taxes payable on accrued interest shall be paid out of the assets in the account that are in excess of the Reinsurer’s Obligations (or in excess of 102% of the Reinsurer’s Obligations, if funding is provided by a Trust Agreement). If the assets are inadequate to pay taxes, any taxes due shall be paid or reimbursed by the Reinsurer;
4.    to pay the Reinsurer’s share of any other amounts the Company claims are due under this Contract.
F.    If the amount drawn by the Company is in excess of the actual amount required for paragraphs E(1) or E(3) above, or in the case of paragraph E(4) above, the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn. All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

G.    The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.
H.    At annual intervals, or more frequently at the discretion of the Company, but never more frequently than quarterly, the Company shall prepare a specific statement of the Reinsurer’s Obligations for the sole purpose of amending the LOC or other method of funding, in the following manner:
1.    If the statement shows that the Reinsurer’s Obligations exceed the balance of the LOC as of the statement date, the Reinsurer shall, within 30 days after receipt of the statement, secure delivery to the Company of an amendment to the LOC increasing the amount of credit by the amount of such difference. Should another method of funding be used, the Reinsurer shall, within the time period outlined above, increase such funding by the amount of such difference.
2.    If, however, the statement shows that the Reinsurer’s Obligations are less than the balance of the LOC (or that 102% of the Reinsurer’s Obligations are less than the trust account balance if funding is provided by a Trust Agreement), as of the statement date, the Company shall, within 30 days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the LOC reducing the amount of credit available by the amount of such excess credit. Should another method of funding be used, the Company shall, within the time period outlined above, decrease such funding by the amount of such excess.
ARTICLE 20
TAXES
A.    In consideration of the terms under which this Contract is issued, the Company undertakes not to claim any deduction of the premium hereon when making Canadian tax returns or when making tax returns, other than Income or Profits Tax returns, to any state or territory of the United States of America or to the District of Columbia.
B.    1.    Each Subscribing Reinsurer has agreed to allow, for the purpose of paying the Federal Excise Tax, the applicable percentage of the premium payable hereon (as imposed under the Internal Revenue Code) to the extent such premium is subject to Federal Excise Tax.
2.    In the event of any return of premium becoming due hereunder, the Subscribing Reinsurer shall deduct the applicable percentage of the premium from the amount of the return, and the Company or its agent should take steps to recover the Tax from the U.S. Government.

ARTICLE 21
ACCESS TO RECORDS
A.    The Reinsurer or its duly authorized representatives shall have the right to visit the offices of the Company to inspect, examine, audit, and verify any of the policy, accounting or claim files (“Records”) relating to business reinsured under this Contract during regular business hours after giving five working days’ prior notice. This right shall be exercisable during the term of this Contract or after the expiration of this Contract. Notwithstanding the above, the Reinsurer shall not have any right of access to the Records of the Company if it is not current in all undisputed payments due the Company.
B.    Notwithstanding the above, the Company reserves the right to withhold from the Reinsurer any Privileged Documents. However, the Company shall permit and not object to the Reinsurer’s access to Privileged Documents in connection with the underlying claim reinsured hereunder following final settlement or final adjudication of the case or cases involving such claim, with prejudice against all claimants and all parties to such adjudications; the Company may defer release of such Privileged Documents if there are subrogation, contribution, or other third party actions with respect to that claim or case, and the Company’s defense might be jeopardized by release of such Privileged Documents. In the event that the Company seeks to defer release of such Privileged Documents, it shall, in consultation with the Reinsurer, take other steps as reasonably necessary to provide the Reinsurer with the information it reasonably requires to indemnify the Company without causing a loss of such privileges or protections. The Reinsurer shall not have access to Privileged Documents relating to any dispute between the Company and the Reinsurer.
C.    For purposes of this Article:
1.    “Privileged Documents” means any documents that are Attorney-Client Privilege Documents and/or Work Product Privilege Documents.
2.    “Attorney-Client Privilege Documents” means communications of a confidential nature between (a) the Company, or anyone retained by or at the direction of the Company, or its in-house or outside legal counsel, or anyone in the control of such legal counsel, and (b) any in-house or outside legal counsel, if such communications relate to legal advice being sought by the Company and/or contain legal advice being provided to the Company.
3.    “Work Product Privilege Documents” means communications, written materials and tangible things prepared by or for in-house or outside counsel, or prepared by or for the Company, in anticipation of or in connection with litigation, arbitration, or other dispute resolution proceedings.
ARTICLE 22
CONFIDENTIALITY
A.    The Reinsurer hereby acknowledges that the documents, information and data provided to it by the Company, whether directly or through an authorized agent, in connection with the placement and execution of this Contract (“Confidential Information”) are proprietary and confidential to the Company. Confidential Information shall not include documents, information or data that the Reinsurer can show:
1.    are publicly known or have become publicly known through no unauthorized act of the Reinsurer;
2.    have been rightfully received from a third person without obligation of confidentiality; or
3.    were known by the Reinsurer prior to the placement of this Contract without an obligation of confidentiality; or
4.    is or has been independently acquired or developed by the Reinsurer without violating any of its obligations under this Article.
B.    Absent the written consent of the Company, the Reinsurer shall not disclose any Confidential Information to any third parties, except:
1.    when required by retrocessionaires as respects business ceded to this Contract;
2.    when required by regulators; or
3.    when required by external auditors performing an audit of the Reinsurer’s records in the normal course of business;
4.    when required by attorneys or arbitrators in connection with an actual or potential dispute hereunder; or
5.    when necessary for the performance of services by advisors, affiliates and subsidiaries, contractors, consultants or external service providers engaged by the Reinsurer on the basis that no Confidential Information shall be disclosed by the Reinsurer to any third party in competition with the Company with regard to the lines of business subject to this Contract;
provided any party receiving such Confidential Information under subparagraphs B(1), B(3), B(4) and B(5) herein is advised by the Reinsurer of the confidential nature of the information and agrees to abide by the restrictions set forth in this Contract. Further, the Reinsurer agrees not to use any Confidential Information for any purpose not related to the performance of its obligations or enforcement of its rights under this Contract or not related to the underwriting, management or administrative obligations related to this Contract and the Reinsurer’s own internal operations, risk management, retrocession and portfolio arrangements.
C.    Notwithstanding the above, in the event that the Reinsurer is required by court order, other legal process or any regulatory authority to release or disclose any or all of the Confidential Information, the Reinsurer agrees to provide the Company with written notice of same at least 10 days prior to such release or disclosure, to the extent permitted by law, and to use its best efforts to assist the Company in maintaining the confidentiality provided for in this Article.

D.    The Reinsurer may store Confidential Information in its group-wide IT systems to use for ordinary business purposes such as administration, risk management, governance, claims handling, business analysis, auditing and accounting purposes in support of its business operations. Further, the Reinsurer warrants and represents that anyone having legal access to its respective group-wide IT systems is contractually and/or legally bound and/or required by internal policy to hold all information that is being made available through these systems in strict confidence.
E.    The provisions of this Article shall extend to the officers, directors and employees of the Reinsurer and its affiliates, and shall be binding upon their successors and assigns.
F.    Notwithstanding the above, this Confidentiality Article and the Access to Records Article of this Contract shall comply with the confidentiality and non-disclosure agreement previously signed by the Company and the Reinsurer (the “NDA”). The provisions of the NDA shall prevail in the event of conflict between the provisions of this Contract and the provisions of the NDA.
ARTICLE 23
INDEMNIFICATION AND ERRORS AND OMISSIONS
A.    The Reinsurer is reinsuring, subject to the terms and conditions of this Contract, the obligations of the Company under any Policy. The Company shall be the sole judge as to:
1.    what shall constitute a claim or loss covered under any Policy;
2.    the Company’s liability thereunder;
3.    the amount or amounts that it shall be proper for the Company to pay thereunder.
B.    The Reinsurer shall be bound by the judgment of the Company, subject to the terms and conditions of this Contract, as to the obligation(s) and liability(ies) of the Company under any Policy.
C.    Any inadvertent error, omission or delay in complying with the terms and conditions of this Contract shall not be held to relieve either party hereto from any liability that would attach to it hereunder if such error, omission or delay had not been made, provided such error, omission or delay is rectified immediately upon discovery.
ARTICLE 24
INSOLVENCY
A.    If more than one reinsured company is referenced within the definition of “Company” in the Preamble to this Contract, this Article shall apply severally to each such company. Further, this Article and the laws of the domiciliary location shall apply in the event of the insolvency of any company covered hereunder. In the event of a conflict between any provision of this Article and the laws of the domiciliary location of any company covered hereunder, that domiciliary location’s laws shall prevail.

B.    In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company, or to its liquidator, receiver, conservator or statutory successor, either: (1) on the basis of the liability of the Company, or (2) on the basis of claims filed and allowed in the liquidation proceeding, whichever may be required by applicable statute, without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the Policy or bond reinsured, which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit that may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.
C.    Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this reinsurance Contract as though such expense had been incurred by the Company.
D.    As to all reinsurance made, ceded, renewed or otherwise becoming effective under this Contract, the reinsurance shall be payable as set forth above by the Reinsurer to the Company or to its liquidator, receiver, conservator or statutory successor, (except as provided by Section 4118(a)(1)(A) of the New York Insurance Law, provided the conditions of 1114(c) of such law have been met, if New York law applies) or except (1) where the Contract specifically provides another payee in the event of the insolvency of the Company, or (2) where the Reinsurer, with the consent of the direct insured or insureds, has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees. Then, and in that event only, the Company, with the prior approval of the certificate of assumption on New York risks by the Superintendent of Financial Services of the State of New York, or with the prior approval of such other regulatory authority as may be applicable, is entirely released from its obligation and the Reinsurer shall pay any loss directly to payees under such Policy.
ARTICLE 25
ARBITRATION
A.    Any dispute arising out of the interpretation, performance or breach of this Contract, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration shall be in writing and sent certified or registered mail, return receipt requested.

B.    One arbitrator shall be chosen by each party and the two arbitrators shall then choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within 30 days after being requested to do so by the other party, the latter, after 10 days’ prior notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.
C.    If the two arbitrators do not agree on a third arbitrator within 60 days of their appointment, the third arbitrator shall be chosen in accordance with the procedures for selecting the third arbitrator in force on the date the arbitration is demanded, established by the AIDA Reinsurance and Insurance Arbitration Society – U.S. (ARIAS). The members of the arbitration panel will be impartial, disinterested, and not currently representing any party participating in the arbitration, and will be current or former senior officers of insurance or reinsurance concerns, experienced in the line(s) of business that are the subject of this Contract. If a member of the panel dies, becomes disabled or is otherwise unwilling or unable to serve, a substitute shall be selected in the same manner as the departing member was chosen and the arbitration shall continue.
D.    Within 30 days after all arbitrators have been appointed, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules of hearings.
E.    The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Notwithstanding anything to the contrary in this Contract, the arbitrators may at their discretion, consider underwriting and placement information provided by the Company to the Reinsurer, as well as any correspondence exchanged by the parties that is related to this Contract. Unless the panel agrees otherwise, arbitration shall take place in New York, New York, but the venue may be changed when deemed by the panel to be in the best interest of the arbitration proceeding. Insofar as the arbitration panel looks to substantive law, it shall consider the law of the State of New York. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.
F.    The panel shall interpret this Contract as an honorable engagement rather than as merely a legal obligation and shall make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible after the hearings. Judgment upon an award may be entered in any court having jurisdiction thereof.
G.    Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys’ fees, to the extent permitted by law.
ARTICLE 26
SERVICE OF SUIT
A.    This Article applies only to those Subscribing Reinsurers not domiciled in the United States of America, and/or not authorized in any state, territory and/or district of the United States of America where authorization is required by insurance regulatory authorities.

B.    This Article shall not be read to conflict with or override the obligations of the parties to arbitrate their disputes as provided for in the Arbitration Article. This Article is intended as an aid to compelling arbitration or enforcing such arbitration or arbitral award, not as an alternative to the Arbitration Article for resolving disputes arising out of this Contract.
C.    In the event of the failure of the Reinsurer to perform its obligations hereunder, the Reinsurer, at the request of the Company, shall submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. The Reinsurer, once the appropriate court is selected, whether such court is the one originally chosen by the Company and accepted by the Reinsurer or is determined by removal, transfer, or otherwise, as provided for above, shall comply with all requirements necessary to give said court jurisdiction and, in any suit instituted against the Reinsurer upon this Contract, shall abide by the final decision of such court or of any appellate court in the event of an appeal.
D.     Service of process in such suit may be made upon:
1.      as respects Underwriting Members of Lloyd’s, London: Lloyd’s America, Inc., Attention: Legal Department, 280 Park Avenue, East Tower, 25th Floor, New York, New York 10017;
2.      as respects any other Subscribing Reinsurer: Messrs. Mendes and Mount, 750 Seventh Avenue, New York, New York 10019-6829, or another party specifically designated in the Subscribing Reinsurer’s Interests and Liabilities Agreement attached hereto.
The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit.
E.    Further, pursuant to any statute of any state, territory or district of the United States that makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance, or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.
ARTICLE 27
SEVERABILITY
If any provision of this Contract shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction.

ARTICLE 28
GOVERNING LAW
This Contract shall be governed as to performance, administration and interpretation by the laws of the State of New York, exclusive of conflict of law rules. However, with respect to credit for reinsurance, the rules of all applicable states shall apply.
ARTICLE 29
ENTIRE AGREEMENT
This Contract, together with the Non-Disclosure Agreement with the Reinsurer, sets forth all of the duties and obligations between the Company and the Reinsurer and supersedes any and all prior or contemporaneous written agreements with respect to matters referred to in this Contract. This Contract may only be modified or changed by an amendment in writing that shall be signed by both parties and submitted for approval to the Superintendent of the New York Department of Financial Services. However, this Article shall not be construed as limiting the admissibility of evidence regarding the formation, interpretation, purpose or intent of this Contract.
ARTICLE 30
NON-WAIVER
The failure of the Company or the Reinsurer to insist on compliance with this Contract or to exercise any right or remedy hereunder shall not constitute a waiver of any rights contained in this Contract nor prevent either party from thereafter demanding full and complete compliance nor prevent either party from exercising such remedy in the future.
ARTICLE 31
AGENCY AGREEMENT
For purposes of sending and receiving notices and payments required by this Contract, Lemonade Insurance Company shall be deemed the agent of all other reinsured companies referenced in this Contract. In no event, however, shall any reinsured company be deemed the agent of another with respect to the terms of the Insolvency Article.
ARTICLE 32
INTERMEDIARY
[***], is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including notices, statements, premiums, return premiums, commissions, taxes, losses, Loss Adjustment Expenses, salvages, and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through the Intermediary. Payments by the Company to the Intermediary shall be deemed payment to the Reinsurer.

Payments by the Reinsurer to the Intermediary shall be deemed payment to the Company only to the extent that such payments are actually received by the Company.
ARTICLE 33
MODE OF EXECUTION
A.    This Contract may be executed by:
1.    an original written ink signature of paper documents;
2.    an exchange of facsimile copies showing the original written ink signature of paper documents;
3.    electronic signature technology employing computer software and a digital signature or digitizer pen pad to capture a person’s handwritten signature in such a manner that the signature is unique to the person signing, is under the sole control of the person signing, is capable of verification to authenticate the signature and is linked to the document signed in such a manner that if the data is changed, such signature is invalidated.
B.    The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of this Contract. This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

IN WITNESS WHEREOF, the Company has caused this Contract to be executed by its duly authorized representative(s), who also confirms the Company’s review of and agreement to be bound by the terms and conditions of the Interests and Liabilities Agreements attached to and forming part of this Contract,

Signed in _________________ this ______day of _________________, in the year of 20__.

LEMONADE INSURANCE COMPANY

By:    /s/ Daniel Schreiber                        Title: President/CEO

and signed in ________________ this __23___day of ____July________, in the year of 2025 .

METROMILE INSURANCE COMPANY

By:    /s/ Daniel Schreiber                    Title:

PROPERTY PER RISK EXCESS OF LOSS REINSURANCE CONTRACT

NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE - U.S.A.
1.    This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.
2.    Without in any way restricting the operation of paragraph (1) of this clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:
I.    Nuclear reactor power plants including all auxiliary property on the site, or
II.    Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and “critical facilities” as such, or
III.    Installations for fabricating complete fuel elements or for processing substantial quantities of “special nuclear material”, and for reprocessing, salvaging, chemically separating, storing or disposing of “spent” nuclear fuel or waste materials, or
IV.    Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.
3.    Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate
(a)    where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or
(b)    where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.
4.    Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.
5.    It is understood and agreed that this clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

6.    The term “special nuclear material” shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.
7.    Reassured to be sole judge of what constitutes:
(a)    substantial quantities, and
(b)    the extent of installation, plant or site.
Note: Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that
(a)    all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.
(b)    with respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.
12/12/57
NMA 1119

NOTES: Wherever used herein the terms:
“Reassured”    shall be understood to mean “Company”, “Reinsured”, “Reassured” or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.
“Agreement”    shall be understood to mean “Agreement”, “Contract”, “Policy” or whatever other term is used to designate the attached reinsurance document.
“Reinsurers”    shall be understood to mean “Reinsurers”, “Underwriters” or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.

NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE - U.S.A.
(1)    This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.
(2)    Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III in this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):
Limited Exclusion Provision.*
I.    It is agreed that the policy does not apply under any liability coverage, to injury, sickness, disease, death or destruction
bodily injury or property damage
with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.
II.    Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.
III.    The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either
(a)    become effective on or after 1st May, 1960, or
(b)    become effective before that date and contain the Limited Exclusion Provision set out above;
provided this paragraph (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

(3)    Except for those classes of policies specified in Clause II of paragraph (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:
Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)
shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):
Broad Exclusion Provision.*
It is agreed that the policy does not apply:
I.    Under any Liability Coverage, to
injury, sickness, disease, death or destruction
bodily injury or property damage
(a)    with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or
(b)    resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.
II.    Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to immediate medical or surgical relief
first aid,

to expenses incurred with respect to
bodily injury, sickness, disease or death
bodily injury
resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.
III.    Under any Liability Coverage, to
injury, sickness, disease, death or destruction
bodily injury or property damage
resulting from the hazardous properties of nuclear material, if
(a)    the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;
(b)    the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or
(c)    the
injury, sickness, disease, death or destruction
bodily injury or property damage
arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories or possessions or Canada, this exclusion (c) applies only to injury to or destruction of property at such nuclear facility.
property damage to such nuclear facility and any property thereat.
IV.    As used in this endorsement:
“hazardous properties” include radioactive, toxic or explosive properties; “nuclear material” means source material, special nuclear material or byproduct material; “source material”, “special nuclear material”, and “byproduct material” have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; “spent fuel” means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; “waste” means any waste material (1) containing byproduct material other than the tailings or wastes produced by the extraction or concentration of uranium or thorium from any ore processed primarily for its source material content and (2) resulting from the operation by any person or organization of any nuclear facility included under the first two paragraphs of the definition of nuclear facility; “nuclear facility” means
(a)    any nuclear reactor,
(b)    any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,
(c)    any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,
(d)    any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste, and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; “nuclear reactor” means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;
With respect to injury to or destruction of property, the word “injury” or “destruction” includes all forms of radioactive contamination of property. “property damage” includes all forms of radioactive contamination of property.
V.    The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph (3) shall not be applicable to
(i)    Garage and Automobile Policies issued by the Reassured on New York risks, or
(ii)    statutory liability insurance required under Chapter 90, General Laws of Massachusetts, until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

(4)    Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters’ Association or the Independent Insurance Conference of Canada.

*NOTE. The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

NOTES: Wherever used herein the terms:
“Reassured”    shall be understood to mean “Company”, “Reinsured”, “Reassured” or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.
“Agreement”    shall be understood to mean “Agreement”, “Contract”, “Policy” or whatever other term is used to designate the attached reinsurance document.
“Reinsurers”    shall be understood to mean “Reinsurers”, “Underwriters” or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.
21/9/67
NMA 1590 (amended)

NUCLEAR ENERGY RISKS EXCLUSION CLAUSE (REINSURANCE) (1994) (WORLDWIDE EXCLUDING U.S.A. AND CANADA)
This Agreement shall exclude Nuclear Energy Risks whether such risks are written directly and/or by way of reinsurance and/or via Pools and/or Associations.
For all purposes of this Agreement Nuclear Energy Risks shall mean all first party and/or third party insurances or reinsurances (other than Workers’ Compensation and Employers’ Liability) in respect of:
(I)    All Property on the site of a nuclear power station.
Nuclear Reactors, reactor buildings and plant and equipment therein on any site other than a nuclear power station.
(II)    All Property, on any site (including but not limited to the sites referred to in (I) above) used or having been used for:
(a)    the generation of nuclear energy; or
(b)    the Production, Use or Storage of Nuclear Material.
(III)    Any other Property eligible for insurance by the relevant local Nuclear Insurance Pool and/or Association but only to the extent of the requirements of that local Pool and/or Association.
(IV)    The supply of goods and services to any of the sites, described in (I) to (III) above, unless such insurances or reinsurances shall exclude the perils of irradiation and contamination by Nuclear Material.
Except as undernoted, Nuclear Energy Risks shall not include:
(i)    Any insurance or reinsurance in respect of the construction or erection or installation or replacement or repair or maintenance or decommissioning of Property as described in (I) to (III) above (including contractors’ plant and equipment);
(ii)    Any Machinery Breakdown or other Engineering insurance or reinsurance not coming within the scope of (i) above.
Provided always that such insurance or reinsurance shall exclude the perils of irradiation and contamination by Nuclear Material.
However, the above exemption shall not extend to:
(1)    The provision of any insurance or reinsurance whatsoever in respect of:
(a)    Nuclear Material;
(b)    Any Property in the High Radioactivity Zone or Area of any Nuclear Installation as from the introduction of Nuclear Material or - for reactor installations - as from fuel loading or first criticality where so agreed with the relevant local Nuclear Insurance Pool and/or Association.
(2)    The provision of any insurance or reinsurance for the undernoted perils:
- fire, lightning, explosion;
- earthquake;
- aircraft and other aerial devices or
- articles dropped therefrom;
- irradiation and radioactive contamination;
- any other peril insured by the relevant
local Nuclear Insurance Pool and/or Association;
in respect of any other Property not specified in (1) above which directly involves the Production, Use or Storage of Nuclear Material as from the introduction of Nuclear Material into such Property.
Definitions
“Nuclear Material” means:
(i)    Nuclear fuel, other than natural uranium and depleted uranium, capable of producing energy by a self-sustaining chain process of nuclear fission outside a Nuclear Reactor, either alone or in combination with some other material; and
(ii)    Radioactive Products or Waste.
“Radioactive Products or Waste” means any radioactive material produced in, or any material made radioactive by exposure to the radiation incidental to the production or utilization of nuclear fuel, but does not include radioisotopes which have reached the final stage of fabrication so as to be usable for any scientific, medical, agricultural, commercial or industrial purpose.
“Nuclear Installation” means:
(i)    Any Nuclear Reactor;
(ii)    Any factory using nuclear fuel for the production of Nuclear Material, or any factory for the processing of Nuclear Material, including any factory for the reprocessing of irradiated nuclear fuel; and
(iii)    Any facility where Nuclear Material is stored, other than storage incidental to the carriage of such material.
“Nuclear Reactor” means any structure containing nuclear fuel in such an arrangement that a self-sustaining chain process of nuclear fission can occur therein without an additional source of neutrons.

“Production, Use or Storage of Nuclear Material” means the production, manufacture, enrichment, conditioning, processing, reprocessing, use, storage, handling and disposal of Nuclear Material.
“Property” shall mean all land, buildings, structures, plant, equipment, vehicles, contents (including but not limited to liquids and gases) and all materials of whatever description whether fixed or not.
“High Radioactivity Zone or Area” means:
(i)    For nuclear power stations and Nuclear Reactors, the vessel or structure which immediately contains the core (including its supports and shrouding) and all the contents thereof, the fuel elements, the control rods and the irradiated fuel store; and
(ii)    For non-reactor Nuclear Installations, any area where the level of radioactivity requires the provision of a biological shield.
N.M.A. 1975(a)
April 1, 1994

NOTES:    Wherever used herein the terms:
“Reinsured”    shall be understood to mean “Company”, “Reinsured”, “Reassured” or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.
“Agreement”    shall be understood to mean “Agreement”, “Contract”, “Policy” or whatever other term is used to designate the attached reinsurance document.
“Reinsurers”    shall be understood to mean “Reinsurers”, “Underwriters” or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.

TRUST AGREEMENT REQUIREMENTS CLAUSE
A.    Except as provided in paragraph B of this Clause, if the Reinsurer satisfies its funding obligations under the Unauthorized Reinsurance Article by providing a Trust Agreement, the Reinsurer shall ensure that the Trust Agreement:
1.    Requires the Reinsurer to establish a trust account for the benefit of the Company, and specifies what the Trust Agreement is to cover;
2.    Stipulates that assets deposited in the trust account shall be valued according to their current fair market value and shall consist only of cash (United States legal tender), certificates of deposit (issued by a United States bank and payable in United States legal tender), and investments of the types permitted by the regulatory authorities having jurisdiction over the Company’s reserves, or any combination of the three, provided that the investments are issued by an institution that is not the parent, subsidiary or affiliate of either the Reinsurer or the Company;
3.    Requires the Reinsurer, prior to depositing assets with the trustee, to execute assignments or endorsements in blank, or to transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the Company, or the trustee upon the direction of the Company, may whenever necessary negotiate these assets without consent or signature from the Reinsurer or any other entity;
4.    Requires that all settlements of account between the Company and the Reinsurer be made in cash or its equivalent; and
5.    Provides that assets in the trust account shall be withdrawn only as permitted in this Contract, without diminution because of the insolvency of the Company or the Reinsurer.
B.    If a ceding insurer is domiciled in California and the Reinsurer satisfies its funding obligations under the Unauthorized Reinsurance Article by providing a Trust Agreement, the Reinsurer shall ensure that the Trust Agreement:
1.    Provides that assets deposited in the trust account shall be valued according to their current fair market value and shall consist only of cash in United States dollars, certificates of deposit issued by a United States financial institution as defined in California Insurance Code Section 922.7(a) and payable in United States dollars, and investments permitted by the California Insurance Code, or any combination of the above.
2.    Provides that investments in or issued by an entity controlling, controlled by or under common control with either the grantor or the beneficiary of the trust shall not exceed 5% of total investments.
3.    Requires the Reinsurer, prior to depositing assets with the trustee, to execute assignments or endorsements in blank, or to transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the ceding insurer, or the trustee upon the direction of the ceding insurer, may, whenever necessary, negotiate these assets without consent or signature from the Reinsurer or any other entity.
4.    Provides that assets in the trust account shall be withdrawn only as permitted in this Contract, without diminution because of the insolvency of the ceding insurer or the Reinsurer.
C.    If there are multiple ceding insurers that collectively comprise the Company, “regulatory authorities” as referenced in subparagraph A(2) above, shall mean the individual ceding insurer’s domestic regulator.

POOLS, ASSOCIATIONS & SYNDICATES EXCLUSION CLAUSE
Section A:
This Contract excludes:
a.    All business derived directly or indirectly from any Pool, Association or Syndicate which maintains its own reinsurance facilities.
b.    Any Pool or Scheme (whether voluntary or mandatory) formed after March 1, 1968 for the purpose of insuring property, whether on a country-wide basis or in respect of designated areas. This exclusion shall not apply to so-called Automobile Insurance Plans or other Pools formed to provide coverage for Automobile Physical Damage.
Section B:
1.    This Contract excludes business written by the Company for the same perils, which is known at the time to be insured by, or in excess of underlying amounts placed in, any Pool, Association or Syndicate, whether by way of insurance or reinsurance, formed for the purpose of writing any of the following:
Oil, Gas or Petro-Chemical Plants
Oil or Gas Drilling Rigs and/or
Aviation Risks
2.    The exclusion under paragraph 1 of this Section B does not apply:
a.    Where the Total Insured Value over all interests of the risk in question is less than $250,000,000.
b.    To interests traditionally underwritten as Inland Marine and/or Stock and/or Contents written on a Blanket basis.
c.    To Contingent Business Interruption, except when the Company is aware that the key location is known at the time to be insured in any Pool, Association or Syndicate named above, other than as provided for under subparagraph (a).

NOTES: Wherever used herein the terms:
“Company”    shall be understood to mean “Company”, “Reinsured”, “Reassured” or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.
“Agreement”    shall be understood to mean “Agreement”, “Contract”, “Policy” or whatever other term is used to designate the attached reinsurance document.
“Reinsurers”    shall be understood to mean “Reinsurers”, “Underwriters” or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.

COMMUNICABLE DISEASE EXCLUSION (PROPERTY TREATY REINSURANCE)
1.    Notwithstanding any provision to the contrary within this reinsurance agreement, this reinsurance agreement excludes any loss, damage, liability, claim, cost or expense of whatsoever nature, directly or indirectly caused by, contributed to by, resulting from, arising out of, or in connection with a Communicable Disease or the fear or threat (whether actual or perceived) of a Communicable Disease regardless of any other cause or event contributing concurrently or in any other sequence thereto.
2.    As used herein, a Communicable Disease means any disease which can be transmitted by means of any substance or agent from any organism to another organism where:
2.1.    the substance or agent includes, but is not limited to, a virus, bacterium, parasite or other organism or any variation thereof, whether deemed living or not, and
2.2.    the method of transmission, whether direct or indirect, includes but is not limited to, airborne transmission, bodily fluid transmission, transmission from or to any surface or object, solid, liquid or gas or between organisms, and
2.3.    the disease, substance or agent can cause or threaten damage to human health or human welfare or can cause or threaten damage to, deterioration of, loss of value of, marketability of or loss of use of property.
3.    Notwithstanding the foregoing, losses directly or indirectly caused by, contributed to by, resulting from, arising out of, or in connection with any one of the following perils: fire, lightning, explosion, aircraft or vehicle impact, falling objects, windstorm, hail, tornado, cyclone, hurricane, earthquake, volcano, tsunami, flood, freeze or weight of snow, riot, riot attending a strike, civil commotion, vandalism and malicious mischief shall be covered.
LMA5394 As amended
27 March 2020

CYBER LOSS LIMITED EXCLUSION CLAUSE (PROPERTY TREATY REINSURANCE) NO. 1
1.    Notwithstanding any provision to the contrary within this reinsurance agreement or any endorsement thereto, this reinsurance agreement excludes all loss, damage, liability, cost or expense of whatsoever nature directly or indirectly caused by, contributed to by, resulting from, arising out of or in connection with:
1.1    any loss of, alteration of, or damage to or a reduction in the functionality, availability or operation of a Computer System, unless subject to the provisions of paragraph 2;
1.2    any loss of use, reduction in functionality, repair, replacement, restoration or reproduction of any Data, including any amount pertaining to the value of such Data.
2.    Subject to the other terms, conditions and exclusions contained in this reinsurance agreement, this reinsurance agreement will cover physical damage to property insured under the original policies
3.    and any Time Element Loss directly resulting therefrom where such physical damage is directly occasioned by any of the following perils:
fire, lightning, explosion, aircraft or vehicle impact, falling objects, windstorm, hail, tornado, cyclone, hurricane, earthquake, volcano, tsunami, flood, freeze or weight of snow
Definitions
4.    Computer System means any computer, hardware, software, communications system, electronic device (including, but not limited to, smart phone, laptop, tablet, wearable device), server, cloud or microcontroller including any similar system or any configuration of the aforementioned and including any associated input, output, data storage device, networking equipment or back up facility.
5.    Data means information, facts, concepts, code or any other information of any kind that is recorded or transmitted in a form to be used, accessed, processed, transmitted or stored by a Computer System.
Time Element Loss means business interruption, contingent business interruption or any other consequential losses.

INTERESTS AND LIABILITIES AGREEMENT
(the “Agreement”)
of
REINSURER
(the “Subscribing Reinsurer”)
as respects the
PROPERTY PER RISK EXCESS OF LOSS REINSURANCE CONTRACT
Effective: July 1, 2025
(the “Contract”)
issued to and executed by
LEMONADE INSURANCE COMPANY
New York, New York
and
METROMILE INSURANCE COMPANY
Wilmington, Delaware
(collectively, the “Company”)
The Subscribing Reinsurer’s share in the interests and liabilities of the Reinsurer as set forth in the Contract shall be [***]%.
The share of the Subscribing Reinsurer in the interests and liabilities of the Reinsurer in respect of the Contract shall be separate and apart from the shares of other subscribing reinsurers, if any, on the Contract. The interests and liabilities of the Subscribing Reinsurer shall not be joint with those of such other subscribing reinsurers and in no event shall the Subscribing Reinsurer participate in the interests and liabilities of such other subscribing reinsurers.
This Agreement shall become effective at 12:01 a.m., Standard Time, July 1, 2025 and shall be subject to the provisions of the Term Article and the Special Termination Article and all other terms and conditions of the Contract.
Notwithstanding the foregoing, as respects the Subscribing Reinsurer’s participation in the Contract, the following shall apply:
1.    The following shall apply in lieu of paragraph A of the Preamble:
A.    Subject to the written agreement of the Reinsurer, this Contract shall extend to cover all insurance company(ies) that, subject to the non-disapproval of the Superintendent of the New York Department of Financial Services, may hereafter become affiliated with the Company. Unless otherwise agreed, the parties acknowledge that coverage hereunder shall be extended under the same conditions and limitations as would be provided by this Contract if such affiliated companies were an original party under this Contract.
2.    The following shall apply in lieu of subparagraphs A(4), A(5), and A(9) of Article 4 – Special Termination:
4.    The Subscribing Reinsurer’s policyholders’ surplus (or the equivalent under the Subscribing Reinsurer’s accounting system) as reported in such financial statements of the Subscribing Reinsurer as designated by the Company, has been reduced by 20% of the amount thereof at any date during the prior 12-month period after the inception of this Contract.
5.    The Subscribing Reinsurer has merged with or has become acquired or controlled by any company, corporation, or individual(s) not controlling the Subscribing Reinsurer’s operations at the inception of this Contract without the Company’s prior consent.
9.    The Subscribing Reinsurer engages in the process of an insolvent Scheme of Arrangement or similar procedure related to this Contract, including but not limited to an insurance business transfer scheme pursuant to Part VII of the Financial Services and Markets Act 2000 (U.K.), as may be amended from time to time.
3.    The following Sanction Limitation Clause Article shall apply in lieu of Article 6 –Sanction Limitation Clause:
No Reinsurer shall be deemed to provide cover and no Reinsurer shall be liable to pay any claim or provide any benefit hereunder to the extent that the provision of such cover, payment of such claim or provision of such benefit would expose that Reinsurer to any sanction, prohibition or restriction under United Nations’ resolutions or the trade or economic sanctions, laws or regulations of the European Union, United Kingdom or United States of America unless such trade or economic sanctions, laws or regulations of the United Kingdom or United States of America would contravene the laws or regulations of the European Union or Germany.
4.    The following shall apply in lieu of the second to last sentence of Article 8 – Special Acceptance:
The Lead Reinsurers shall be deemed to have accepted a risk, if it has not responded within five business days after receiving the underwriting information on such risk.
5.    The following shall apply in lieu of subparagraph G(3) of Article 11 – Definitions:
[***]
6.    The following shall apply in lieu of paragraph F of Article 22 – Confidentiality:
F.    This clause shall supersede all previous Non-Disclosure Agreements and/or Confidentiality Agreements between the parties on the confidentiality of information in connection with the business hereunder.

7.    The following shall apply in lieu of paragraphs A and C of Article 23 – Indemnification and Errors and Omissions:
A.    The Reinsurer is reinsuring, subject to the terms and conditions of this Contract, the obligations of the Company under any Policy. The Company shall be the sole judge, always subject to the terms and conditions of the Policies, as to:
1.    what shall constitute a claim or loss covered under any Policy;
2.    the Company’s liability thereunder;
3.    the amount or amounts that it shall be proper for the Company to pay thereunder.
C.    Any inadvertent error, omission or delay in complying with the terms and conditions of this Contract shall not be held to relieve either party hereto from any liability nor shall the Reinsurer be subject to any greater liability that would attach to it hereunder if such error, omission or delay had not been made, provided such error, omission or delay is rectified immediately upon discovery.
8.    The following shall apply in lieu of the first sentence of paragraph C of Article 25 – Arbitration:
C.    If the two arbitrators do not agree on a third arbitrator within 30 days of their appointment, the third arbitrator shall be chosen in accordance with the procedures for selecting the third arbitrator in force on the date the arbitration is demanded, established by the AIDA Reinsurance and Insurance Arbitration Society – U.S. (ARIAS).
9.    The following Entire Agreement Article shall apply in lieu of Article 29 – Entire Agreement:
This Contract sets forth all of the duties and obligations between the Company and the Reinsurer and supersedes any and all prior or contemporaneous written agreements with respect to matters referred to in this Contract. This Contract may only be modified or changed by an amendment in writing that shall be signed by both parties and submitted for approval to the Superintendent of the New York Department of Financial Services. However, this Article shall not be construed as limiting the admissibility of evidence regarding the formation, interpretation, purpose or intent of this Contract. In any case, a copy shall be served to the Reinsurer's appointed law firm.
Premium and loss payments made to [***] shall be deposited in a Premium and Loss Account in accordance with Section 32.3(a)(1) of Regulation 98 of the Department of Financial Services of the State of New York. The Subscribing Reinsurer consents to withdrawals from said account in accordance with Section 32.3(a)(3) of the Regulation, including interest and Federal Excise Tax.
Brokerage hereunder is [***]% of gross ceded premium.

IN WITNESS WHEREOF, the Subscribing Reinsurer has caused this Agreement to be executed by its duly authorized representative as follows:
on this                       day of                                                   , in the year             .

REINSURER

Signature: __________________________________

Printed Name: ______________________________

Printed Title: _______________________________

Reference:
LEMONADE INSURANCE COMPANY
METROMILE INSURANCE COMPANY

PROPERTY PER RISK EXCESS OF LOSS REINSURANCE CONTRACT